Annual Shareholder Letter 2026

customers bancorp

**CUSTOMERS BANCORP, INC.**
701 Reading Avenue
West Reading, Pennsylvania 19611
(610) 933-2000

**April 15, 2026**

# To Our Shareholders,

**On January 1, 2026, I had the honor of succeeding Jay Sidhu as Chief Executive Officer of Customers Bancorp. This was not a sudden change. It was the culmination of a deliberate, multiyear transition that our Board of Directors, our leadership team and Jay planned carefully to ensure continuity for our customers, our team members and our shareholders.**



**Sam Sidhu**
President & Chief Executive Officer

Jay's story is extraordinary. He took a distressed community bank in Chester County, Pennsylvania, with about $200 million in assets, and built it into a nationally recognized, top-performing institution with nearly $25 billion in assets — without a single material acquisition. The market capitalization of Customers Bancorp grew from an original investment of $17 million in 2009, to approximately $2.5 billion today. That track record speaks for itself, and I am deeply grateful for his mentorship, his vision and his continued service as Executive Chairman.

I share this context because it matters. Customers Bancorp was built on a set of principles — entrepreneurial urgency, a clear and differentiated strategy, obsessive customer focus and the belief that a bank should earn the right to serve its customers every single day. Those principles are not changing. What is changing is the speed at which we intend to execute, the scale of our ambition and our commitment to building the operating infrastructure of a high-performing institution that can compound value for decades to come.

This is my first letter to you as Chief Executive Officer of Customers Bancorp. I want to use it to do three things: share the financial results that demonstrate the power of our model, explain why I believe our competitive advantages are durable and widening, and lay out the priorities that will define 2026 and beyond.

1

Disciplined and diversified loan growth Simultaneous execution of deposit growth and transformation Deposit-led growth in balance sheet Total Loans Total Assets Total Deposits 2019 2019 117% $8.6 2019 $11.5 $10.1 $18.8 2024 2024 2024 $22.3 $14.7 81% 2025 2025 2025 $16.8 $20.8 $24.9 9%¹ 16%¹ 14%¹ 1. CAGR from FY2019 to FY2025. 2 The numbers tell a compelling story. I had the privilege of joining the Customers Bancorp management team in January 2020. Over the last six years, Customers Bancorp has been one of the strongest organic growth stories in American banking. Total assets have grown from $11.5 billion in 2019 to $24.9 billion in 2025, a compound annual growth rate (CAGR) of 14%. Total loans grew from $10.1 billion to $16.8 billion — a 9% CAGR, and total deposits grew from $8.6 billion to $20.8 billion — a 16% CAGR. Long-Term Financial Performance This growth was organic, deposit-led and diversified across multiple verticals.

Our profitability transformation has been equally striking. Core earnings per share[2] increased from $2.35 in 2019 to $7.61 in 2025, making us the No. 1 core EPS compounder among all U.S. banks with $20 billion to $100 billion in assets.[3] Tangible book value per share[2] grew from $26.17 to $61.77, a 15%+ CAGR and the second highest growth rate among the comparable peer set.[3]

Over that same time period, core return on average common equity[2] increased by about 50% from 9.5% to 13.7%, and CET1 Capital increased by 500 basis points, all while we made substantial investments in our future.



Core EPS²
22%¹
$2.35
$5.60
$7.61
+36%
2019
2024
2025
#1 Core EPS Compounder³,⁴
TBVPS²
15%¹
$26.17
$54.08
$61.77
+14%
2019
2024
2025
#2 TBVPS Compounder³,⁴
Core ROE²
9.5%
11.4%
13.7%
2019
2024
2025
Nearly a 50% increase in Core ROE² while increasing CET1 by approximately 500 bps

2. Non-GAAP measure. Please refer to the Appendix in this document for Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation.
3. Peer set defined as all U.S. publicly traded banks and bank holding companies with total assets between $20 billion and $100 billion for the period 2019–2025. Rankings based on publicly available financial data.
4. Represents 6 year (2019–2025) CAGR for banks with available data as of January 22, 2026. Otherwise, represents 5.75 year CAGR with LTM Revenue, LTM EPS, and TBVPS as of Q3'25.

3

customers bancorp

In 2025 specifically, we delivered $818 million in total revenue[5], grew net interest income 22% in the fourth quarter year-over-year, expanded our net interest margin by 29 basis points in the fourth quarter year-over-year and drove meaningful positive operating leverage as seen by a 660 basis point decline in our core efficiency ratio[2] year-over-year in the fourth quarter. Our core non-interest expense[2] as a percentage of average assets[2] of 1.88% ranks among the lowest of all regional bank peers.[6] Our capital levels remained robust, with CET1 capital of 13.0% and tangible common equity to tangible assets[2] increased to 8.5%.



Revenue5
15%1
$358
$715
$818
+14%
2019
2024
2025
Top 5 Revenue Compounder7,8,9
NIM
2.75%
3.15%
3.32%
+57 bps
2019
2024
2025
Margin expansion from execution on both sides of the balance sheet

The market has noticed. *American Banker* has named us a top 10 performing bank for five consecutive years, including the No. 1 ranking in 2024 among midsize banks with $10 billion to $50 billion in assets. Our stock price has increased more than 300% over the past five years and approximately 50% in 2025 alone, one of the best in banking.

We were also ranked No. 45 on the *Forbes* 2026 list of the 100 largest publicly traded banks, placing us among the top-performing institutions in the country at our scale. Sustained performance at this level across cycles reflects a model built for durability, not just growth.

We do not manage the business to win awards. Recognition like this is the result of consistent execution across customer service, financial performance and talent. It reinforces a simple point: Our model is differentiated, and it is working.

## These results are validation of a model that we believe is just beginning to scale.

5. Revenue is calculated as the sum of net interest income and noninterest income.
6. 2025 proxy peers most recent quarter ("MRQ"); MRQ represents Q4'25 for proxy peer banks that have reported earnings data before January 22, 2026. Otherwise represents Q3'25 data.
7. U.S. Banks with total assets between $20 billion and $100 billion. Source S&P Cap IQ.
8. Represents 6 year (2019-2025) CAGR for banks with available data as of January 22, 2026. Otherwise, represents 5.75 year CAGR with LTM Revenue, LTM EPS, and TBVPS as of Q3'25.
9. Peer banks that completed M&A transactions amounting to >80% the size of the acquiring institution between 2019 and 2025 have been omitted from the peer set.

4

The foundation of everything we do at Customers Bank is a simple and straightforward idea: Give every customer a single point of contact who is empowered, accountable and incentivized to deliver the full resources of the bank. We are not a traditional bank. We are a commercially oriented, tech-forward institution that operates across specialized practices and regional commercial banking franchises and provides advanced payments capabilities. Our mission is to be “Private Banking for Private Businesses” — providing customers with the breadth of products and services you would expect from a much larger bank, delivered with the personalized, high-touch service of a private bank, and supported by a modern technology platform. Our Business Model: Single Point of Contact and Aligned Incentives Our Single Point of Contact model is more than a service philosophy. It is a team-based coverage approach where your banker is your partner. You can call or text them directly. They coordinate across the institution on your behalf. And critically, our incentive structures are designed to align our bankers with the performance of the relationships they manage, reinforcing accountability and long-term value creation. FOCUS CULTURE STRATEGY Single Point of Contact Customer Centric Focus Target Top 3-5 National Competitors in Focused Set of Verticals Sufficient Scale, Yet Nimble Entrepreneurial Culture Banking Entrepreneurs Sophisticated Product Offerings High-Touch and Branch- Lite Model Consistent Recruiter of Top Talent 5

That alignment is rare in banking, and it is one of the reasons our customers stay, grow with us and refer others. Our branch-lite model reinforces this approach. By not carrying the burden of an expensive legacy branch network, we redirect those resources into the people and technology our customers actually want. The result is a lower cost structure, faster decision-making and the ability to invest aggressively in the capabilities that differentiate us. We are, fundamentally, a company for entrepreneurs, built by entrepreneurs and industry veterans. Exceptional customer service is not just a priority — it is embedded in our name. When our customers win, our bankers win. And we believe that when our customers and bankers win, our shareholders will win. Best-in-Class Customer Service and Technology: The Flywheel In March of 2025, we first measured our Net Promoter Score with a score of 73 — a solid initial result. But with our obsessive customer focus, we were not content, and when we measured our score this year, it was 81 — up eight points from last year. To put that in context, the banking industry benchmark is 41.¹⁰ Our NPS of 81 places us not just at the top of banking, but in the company of the most admired consumer brands in any industry. We are incredibly proud of that number, but what excites us more is what we believe it represents: a flywheel that is accelerating. Here is how the flywheel model works. Exceptional customer service, powered by aligned incentives and modern technology, drives stronger customer engagement — reflected in retention, wallet share and referrals. 10.The Qualtrics U.S. Banking Relational Net Promoter® Score (NPS®) benchmark is derived from Qualtrics’ vast Customer Experience dataset. The dataset includes 2022-2023 anonymized results from 50+ U.S. banking organizations, covering 80+ separate relationship surveys, and encompassing 400,000 individual survey respondents. 6

Our outstanding Net Promoter Score of 81 reflects our key priorities: Customer-first approach, deep industry expertise, and entrepreneurial mindset. Over time, those dynamics translate into stronger financial performance. Strong performance supports stock price appreciation, reinforcing a winning culture. That culture, combined with an entrepreneurial model and track record, attracts top talent. Those teams bring relationships, deposits and expertise, deepening the franchise. A stronger franchise allows further investment in service and technology. And the cycle accelerates. Each element reinforces the others. No single component creates the advantage — the advantage comes from the system. And the system is self- reinforcing and is not easy to replicate. On the technology side, we have consistently punched above our weight, demonstrating the ability to execute at a high level relative to our size. As an example, in response to the pandemic, we were one of the top banks in the country in PPP lending by number of loans, originating more loans than large banks like Wells Fargo — a clear example of how we can compete and win at scale when it matters most. Another example is cubiX, our in-house developed technology that allows customers to digitally interact with and access both traditional and advanced payments systems, including the late 2024 launch of our proprietary real-time payments platform that enables 24/7/365 settlement for institutional customers. We developed cubiX with speed and discipline, reflecting our focus on building targeted, high-impact technology solutions that support our customers and scale with our platform. cubiX is now one of the largest commercial payments platforms in the United States based on publicly available data on transaction volume. 7

None of what I have described is possible without exceptional people. The most important responsibilities we have as a management team are to recruit, develop and retain top talent. Since 2023, we have executed a team-based recruiting strategy that has fundamentally transformed our deposit franchise. We have onboarded 18 new commercial banking teams, approximately 160 experienced bankers, from leading institutions across the industry. As of year- end 2025, these teams managed over $3.3 billion in deposits across more than 8,000 commercial accounts. In 2025, these teams increased deposit balances by $1.6 billion, essentially doubling the balance from the prior year. In 2025, we onboarded seven new teams, including a Sports, Entertainment & Family Office banking group, a Title Solutions team with national coverage, and a Public Finance team, in addition to geographic C&I team expansion in key markets. Our recruiting pipeline remains active and robust. One of the most rewarding aspects of our recruiting strategy for me has been watching these new teams succeed beyond even their own expectations. When experienced bankers join Customers Bank, they gain access to a strong balance sheet, a broad and sophisticated product suite, best- in-class technology and a winning culture that empowers them to deliver for customers at a level they could not achieve at their prior institutions. The results speak for themselves: Teams hired since mid-2023 added approximately $600 million in deposits in the fourth quarter of 2025 alone, with 40% of that growth in non-interest bearing deposits. We expect to also benefit from deposit growth momentum from the newest teams hired in 2025 as they begin to build their books and onboard customers while seeking to add more teams in 2026 to start building a pipeline for 2027 and beyond. Our platform makes great bankers even better, and that reputation is becoming one of our most powerful recruiting tools. As these teams scale, we are expanding our physical presence in a deliberate and targeted way. In 2025, we opened seven new offices in priority markets, supporting the continued build-out of our specialized verticals and newly recruited teams. These offices are already contributing to customer acquisition, deposit growth and lending activity, reinforcing the effectiveness of our market entry strategy. Talent Recruitment Transforming the Franchise 8

This is not a return to traditional branch banking. As an example in venture banking, we went from having virtually no presence three years ago, to becoming a top-five national competitor. We acquired a $631 million venture loan portfolio from the Federal Deposit Insurance Corp. (FDIC) and simultaneously recruited approximately 30 team members. Today, a nearly 40-person team provides national coverage from seed to late stage, and we aspire to be a top-three player. Our commercial customer accounts have increased more than 50% since year-end 2022. The quality and velocity of our team recruitment is not something that can be easily replicated. It is the product of years of cultural investment, a differentiated compensation model and a high- performing culture that the best bankers in the industry want to be part of. Each office extends our existing franchise by supporting deposit customers, deepening and broadening customer relationships, and delivering tailored lending solutions that support the businesses and communities we serve, all while enhancing operating leverage. Our branch-lite approach allows us to deploy talent first, supported by technology and a scalable platform. Equally important, we have recruited senior leaders across credit, risk management, marketing, treasury management and technology from larger institutions. Their expertise is elevating how we operate at every level. Our expansion strategy is deliberate and repeatable. We enter targeted channels and markets where we have talent, relationships and a clear path to scale. The early results from our 2025 openings and new hires confirm that this model is working. 9

People often ask me what has changed since I became CEO of Customers Bancorp at the beginning of the year. 2026 Priorities 1) AI and Automation We are moving aggressively to operationalize artificial intelligence (AI) across Customers Bank. This is not an experiment. It is a strategic imperative, and one I am personally leading. The simplest answer is this: Over the past several years, we have continued to grow our bench strength and further align our management team. Now in my new role, and with that alignment firmly in place, I am able to shift my focus from managing quarter-to-quarter to building for the next two to three years. That is a meaningful inflection point for any organization, and it is the lens through which we have set our 2026 priorities. There are four areas that will command our attention and investment. Our own engineers and coders describe a shift that mirrors what is now playing out across the broader technology industry: the work of building software has stopped being about writing code and has become about directing it. The unit of output in the future will no longer be a line of code — it will be a reviewed decision. Our developers are becoming architects rather than construction workers, and the same pattern is beginning to repeat across every function in the bank where judgment, language, and information meet. Underwriters, operations leads, finance, compliance — the work is increasingly about directing well-instructed agents and reviewing what they produce, not doing each step by hand. That same shift is coming to banking more broadly. Our goal is not simply to be a leader in AI adoption among regional banks — it is to be the leader. 10

We are starting to move past pilots. Across the bank, AI is in production today — writing code, automating manual processes, drafting and routing customer communications, accelerating underwriting and operational reviews. This is not AI theater. We measure it in cycle time, cost per transaction, and error rates, not just in adoption statistics or training. And we are not waiting for a central technology team to build everything: we are training every employee to build their own tools, because the bank that wins the next decade will be the one whose people learn to direct AI well — builders and managers of agents. Most banks will compete on productivity. We intend to excel there — but we intend to differentiate ourselves on the other two: Increase Revenue. AI is the lever that lets us transform the customer experience at scale, protecting and extending our industry-leading NPS of 81, opening new revenue streams inside cubiX and our specialty verticals, and standing up new business initiatives with an AI-first, high operating leverage mindset from day one rather than building cost structures we later have to unwind. Reduce Risk. We are embedding AI tools across the first, second, and third lines of defense, with the goal of moving from sample-based to continuous monitoring — which will allow us to audit what we can audit without resource limitations rather than only what we should audit. Done right, this turns risk management from a cost center into a moat around our business model. Improve Productivity. Phase one is operating leverage: doing what we already do, faster and at lower unit cost, and reinvesting the savings into customers, talent, and technology. Phase two is full workflow orchestration — entire processes, end to end, run by AI agents under human supervision, with the bank's policies, controls, and judgment encoded into the workflow itself. We are advanced in phase one and building toward phase two now. Banking has always rewarded the institutions that adopted the next layer of abstraction first — from ledgers to mainframes to internet banking. We intend to be one of the institutions that defines the next one. I believe AI represents themost significant opportunity in a generation for a bank of our size and culture. We are small enough tomove fast and large enough to invest with intent. That combination is powerful. 11

11. Daily cubiX volume available beginning 10/16/24. The network was previously referred to as CBIT before cubiX launch in Q4’24. Includes Internal Transfer Activity andWire Transfers from cubiX/CBIT Client Base. 3) Organic Growth Banks, by nature, grow at roughly the pace of the broader economy. To grow faster, you have to take market share — and there are really only two ways to do that: acquire it or earn it. We earn it. Our 2026 management outlook calls for 8%–12% growth in both loans and deposits, expected to outpace the industry, with net interest income projected to reach $800–$830 million, representing 7%–11% growth over 2025. We expect non-interest expense growth of just 2%–6%, highlighting continued positive operating leverage despite significant investments in the franchise. In 2026, our priority is to broaden the cubiX ecosystem beyond its digital assets foundation into adjacent and new verticals. Specifically, we see significant opportunity in mortgage finance and real estate transaction settlement, where the demand for real-time, bank-grade payments infrastructure is growing. We are also looking to leverage our capabilities into traditional financial trading markets and exchanges as they move to 23/5 and eventually 24/7. Finally, we will also continue deepening relationships with existing customers through expanded product offerings and embedded payments solutions that drive scalable, recurring revenue. cubiX was built to be durable and extensible. Its architecture was designed for exactly this kind of expansion. Our approach is straightforward: attract high-performing bankers and teams who want to bring their best customers and credits with them. They come to Customers Bank because our platform — the speed, the single point of contact, the technology, the culture of accountability — lets them do more for their customers than they could elsewhere. When we get that right, we win relationships that were never ours to begin with. 2) Payments and the cubiX Ecosystem We believe that easy, fast and 24/7 payments functionality is the future of banking, and cubiX is our platform for capturing that future. In 2025, the cubiX instant payments network surpassed $2 trillion¹¹ in total network activity, 400% growth over 2 years, with average non-interest-bearing deposit balances of $3.9 billion in the fourth quarter. The platform operates continuously in real time, 24 hours a day, 7 days a week, 365 days a year. Following the passage of the GENIUS Act in July 2025, which established a federal regulatory framework for stablecoins, we saw increased institutional interest and engagement with our platform. 12

We are committed to operating at the highest standards of regulatory and risk management excellence. Over the past several years, we have made significant investments in risk management infrastructure — in people, processes and technology — to meet and exceed both our own standards and those of our regulatory stakeholders. The regulatory environment is becoming more commercial and collaborative, particularly in payments and digital assets. This creates new opportunities for institutions with the discipline and capabilities to operate at scale. We believe this plays directly to our strengths. Our combination of risk discipline, modern technology and purpose-built infrastructure is designed to allow us to move quickly while maintaining strong controls. We view regulatory excellence as more than a requirement. It is, and will be, an enabler of growth and a differentiator in how we compete. In 2026, our focus is on continuing to improve operational efficiency and streamlining processes where appropriate. We believe that risk management, done well, is not a cost center but a competitive advantage. The same discipline that produces strong credit quality — our commercial net charge-off ratio was just 16 basis points in the fourth quarter , and our NPA ratio of just 0.29% — is the discipline that earns the trust of regulators, customers and shareholders alike. 4) Risk Management 12.Q4’25 annualized NCOs as percentage of total loans and leases for Q4’25 was 0.33%. This growth will be deposit-led and diversified across the franchise. We expect contributions from our existing verticals as well as the continued ramp-up of our newly recruited commercial banking teams to power this growth. In 2026, we expect to continue to recruit high-performing teams who bring operating deposits, established customer relationships and a culture of accountability. Our pipeline of advanced discussions remains active. Every team we add must demonstrate an ability to strengthen the franchise, reduce funding costs and extend our competitive reach into new geographies and verticals. 13 12

I want to close with a few words about the kind of company we are building. Customers Bank will always be a company for entrepreneurs, by entrepreneurs. We will always be obsessively focused on earning the right to serve our customers every day. We will seek to preserve our balance sheet strength and exercise discipline in how we deploy capital. And we will invest significantly in the people and technology that make this model work. We believe Customers Bank can be the most admired commercial bank of its size in the United States. Not the biggest. The most admired. That means best-in-class service, top-tier financial performance, a culture that attracts the very best talent and technology that enables all of it. We believe that we have all the pieces, the foundation, the momentum and the team in place. Now it is about execution — disciplined, relentless and deliberate. We are grateful for the confidence of our Board, the dedication of our nearly 900 team members and the trust of our shareholders. We do not take any of it for granted. Thank you for your continued investment in Customers Bancorp. I look forward to earning your trust, every day. Sincerely, Looking Ahead Sam Sidhu President & Chief Executive Officer Customers Bancorp, Inc. 14

Appendix

# CUSTOMERS BANCORP, INC. AND SUBSIDIARIES

## APPENDIX: RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. Presentation of these non-GAAP financial measures is consistent with how Customers evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. Starting in the third quarter of 2025, certain adjustments to GAAP measures were no longer included as our intention going forward is to limit these adjustments to those items of greatest significance.

The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

| | Twelve Months Ended December 31, | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| ***Core Earnings*** | 2025 | | 2024 | | 2023 | | 2022 | | 2021 | | 2020 | | 2019 | |
| *(dollars in thousands except per share data)* | USD | Per share | USD | Per share | USD | Per share | USD | Per share | USD | Per share | USD | Per share | USD | Per share |
| GAAP net income to common shareholders | $ 209,183 | $ 6.26 | $ 166,429 | $ 5.09 | $ 235,448 | $ 7.32 | $ 218,402 | $ 6.51 | $ 300,134 | $ 8.91 | $ 118,537 | $ 3.74 | $ 64,868 | $ 2.05 |
| Reconciling items (after tax): | | | | | | | | | | | | | | |
| Net loss from discontinued operations | — | — | — | — | — | — | — | — | 39,621 | 1.18 | 10,461 | 0.33 | 2,060 | 0.07 |
| Severance expense | — | — | 3,666 | 0.11 | 1,251 | 0.04 | 1,058 | 0.03 | 1,517 | 0.05 | — | — | 373 | 0.01 |
| Impairments on fixed assets and leases | — | — | — | — | 98 | 0.00 | 1,051 | 0.03 | 1,118 | 0.03 | — | — | — | — |
| Loss upon acquisition of interest-only GNMA securities | — | — | — | — | — | — | — | — | — | — | — | — | 5,682 | 0.18 |
| Merger and acquisition related expenses | — | — | — | — | — | — | — | — | 320 | 0.01 | 1,038 | 0.03 | 76 | 0.00 |
| Loss on sale of consumer installment loans | — | — | — | — | — | — | 18,221 | 0.54 | — | — | — | — | — | — |
| Loss on sale of capital call lines of credit | — | — | — | — | 3,914 | 0.12 | — | — | — | — | — | — | — | — |
| Impairment loss on debt securities | 39,875 | 1.19 | — | — | — | — | — | — | — | — | | — | | |
| Legal settlements and reserves | — | — | 157 | 0.00 | — | — | — | — | 897 | 0.03 | 258 | 0.01 | 1,520 | 0.05 |
| (Gains) losses on investment securities | 975 | 0.03 | 20,331 | 0.62 | 407 | 0.01 | 18,926 | 0.56 | (26,015) | (0.77) | (17,412) | (0.55) | (1,912) | (0.06) |
| Loss on sale of foreign subsidiaries | — | — | — | — | — | — | — | — | 2,150 | 0.06 | — | — | — | — |
| Loss on cash flow hedge derivative terminations | — | — | — | — | — | — | — | — | 18,716 | 0.56 | — | — | — | — |
| Derivative credit valuation adjustment | 210 | 0.01 | 4 | 0.00 | 219 | 0.01 | (1,243) | (0.04) | (1,285) | (0.04) | 5,811 | 0.18 | 811 | 0.03 |
| Risk participation agreement mark-to-market adjustment | — | — | — | — | — | — | — | — | — | — | (1,080) | (0.03) | — | — |
| Losses on sale of non-QM residential mortgage loans | — | — | — | — | — | — | — | — | — | — | — | — | 595 | 0.02 |
| Deposit relationship adjustment fees | — | — | — | — | — | — | — | — | 4,707 | 0.14 | — | — | — | — |
| Loss on redemption of preferred stock | 4,707 | 0.14 | — | — | — | — | — | — | 2,820 | 0.08 | — | — | — | — |
| Unrealized (gain) on equity method investments | — | — | (8,608) | (0.26) | — | — | — | — | — | — | — | — | — | — |
| Unrealized losses on loans held for sale | 295 | 0.01 | 608 | 0.02 | — | — | — | — | — | — | 1,913 | 0.06 | — | — |
| Tax on surrender of bank-owned life insurance policies | — | — | — | — | 4,141 | 0.13 | — | — | — | — | — | — | — | — |
| FDIC special assessment | — | — | 518 | 0.02 | 2,755 | 0.09 | — | — | — | — | — | — | — | — |
| Loan program termination fees | (772) | (0.02) | — | — | — | — | — | — | — | — | | — | | |
| Core earnings | $ 254,473 | $ 7.61 | $ 183,105 | $ 5.60 | $ 248,233 | $ 7.72 | $ 256,415 | $ 7.63 | $ 344,700 | $ 10.23 | $ 119,526 | $ 3.77 | $ 74,073 | $ 2.35 |

A-1

| ***Core Return on Average Assets*** | Twelve Months Ended December 31, | | | | | | |
|---|---|---|---|---|---|---|---|
| *(dollars in thousands except per share data)* | 2025 | 2024 | 2023 | 2022 | 2021 | 2020 | 2019 |
| GAAP net income | $ 224,088 | $ 181,469 | $ 250,143 | $ 228,034 | $ 314,647 | $ 132,578 | $ 79,327 |
| Reconciling items (after tax): | | | | | | | |
| Net loss from discontinued operations | — | — | — | — | 39,621 | 10,461 | 2,060 |
| Severance expense | — | 3,666 | 1,251 | 1,058 | 1,517 | — | 373 |
| Loss upon acquisition of interest-only GNMA securities | — | — | — | — | — | — | 5,682 |
| Impairments on fixed assets and leases | — | — | 98 | 1,051 | 1,118 | — | — |
| Merger and acquisition related expenses | — | — | — | — | 320 | 1,038 | 76 |
| Loss on sale of consumer installment loans | — | — | — | 18,221 | — | — | — |
| Loss on sale of capital call lines of credit | — | — | 3,914 | — | — | — | — |
| Impairment loss on debt securities | 39,875 | — | — | — | — | — | — |
| Legal settlements and reserves | — | 157 | — | — | 897 | 258 | 1,520 |
| (Gains) losses on investment securities | 975 | 20,331 | 407 | 18,926 | (26,015) | (17,412) | (1,912) |
| Loss on sale of foreign subsidiaries | — | — | — | — | 2,150 | — | — |
| Loss on cash flow hedge derivative terminations | — | — | — | — | 18,716 | — | — |
| Derivative credit valuation adjustment | 210 | 4 | 219 | (1,243) | (1,285) | 5,811 | 811 |
| Tax on surrender of bank-owned life insurance policies | — | — | 4,141 | — | — | — | — |
| FDIC special assessment | — | 518 | 2,755 | — | — | — | — |
| Deposit relationship adjustment fees | — | — | — | — | 4,707 | — | — |
| Risk participation agreement mark-to-market adjustment | — | — | — | — | — | (1,080) | — |
| Losses on sale of non-QM residential mortgage | — | — | — | — | — | — | 595 |
| Unrealized (gain) on equity method investments | — | (8,608) | — | — | — | — | — |
| Unrealized losses on loans held for sale | 295 | 608 | — | — | — | 1,913 | — |
| Loan program termination fees | (772) | — | — | — | — | — | — |
| Core net income | $ 264,671 | $ 198,145 | $ 262,928 | $ 266,047 | $ 356,393 | $ 133,567 | $ 88,532 |
| | | | | | | | |
| Average total assets | $23,340,744 | $21,434,190 | $21,486,383 | $20,109,744 | $19,199,936 | $15,604,801 | $10,667,670 |
| | | | | | | | |
| Core return on average assets | 1.13 % | 0.92 % | 1.22 % | 1.32 % | 1.86 % | 0.86 % | 0.83 % |

A-2

| ***Core Return on Average Common Equity*** | Twelve Months Ended December 31, | | | | | | |
|---|---|---|---|---|---|---|---|
| *(dollars in thousands except per share data)* | 2025 | 2024 | 2023 | 2022 | 2021 | 2020 | 2019 |
| GAAP net income to common shareholders | $ 209,183 | $ 166,429 | $ 235,448 | $ 218,402 | $ 300,134 | $118,537 | $ 64,868 |
| Reconciling items (after tax): | | | | | | | |
| Net loss from discontinued operations | — | — | — | — | 39,621 | 10,461 | 2,060 |
| Severance expense | — | 3,666 | 1,251 | 1,058 | 1,517 | — | 373 |
| Loss upon acquisition of interest-only GNMA | — | — | — | — | — | — | 5,682 |
| Impairments on fixed assets and leases | — | — | 98 | 1,051 | 1,118 | — | — |
| Merger and acquisition related expenses | — | — | — | — | 320 | 1,038 | 76 |
| Loss on sale of consumer installment loans | — | — | — | 18,221 | — | — | — |
| Loss on sale of capital call lines of credit | — | — | 3,914 | — | — | — | — |
| Impairment loss on debt securities | 39,875 | — | — | — | — | — | — |
| Legal settlements and reserves | — | 157 | — | — | 897 | 258 | 1,520 |
| (Gains) losses on investment securities | 975 | 20,331 | 407 | 18,926 | (26,015) | (17,412) | (1,912) |
| Loss on sale of foreign subsidiaries | — | — | — | — | 2,150 | — | — |
| Loss on cash flow hedge derivative terminations | — | — | — | — | 18,716 | — | — |
| Derivative credit valuation adjustment | 210 | 4 | 219 | (1,243) | (1,285) | 5,811 | 811 |
| Tax on surrender of bank-owned life insurance policies | — | — | 4,141 | — | — | — | — |
| FDIC special assessment | — | 518 | 2,755 | — | — | — | — |
| Deposit relationship adjustment fees | — | — | — | — | 4,707 | — | — |
| Risk participation agreement mark-to-market adjustment | — | — | — | — | — | (1,080) | — |
| Loss on redemption of preferred stock | 4,707 | — | — | — | 2,820 | — | — |
| Losses on sale of non-QM residential mortgage loans | — | — | — | — | — | — | 595 |
| Unrealized (gain) on equity method investments | — | (8,608) | — | — | — | — | — |
| Unrealized losses on loans held for sale | 295 | 608 | — | — | — | 1,913 | — |
| Loan program termination fees | (772) | — | — | — | — | — | — |
| Core earnings | $ 254,473 | $ 183,105 | $ 248,233 | $ 256,415 | $ 344,700 | $119,526 | $ 74,073 |
| Average total common shareholders' equity | $1,864,426 | $1,606,764 | $1,358,564 | $1,254,979 | $1,043,906 | $814,769 | $781,860 |
| Core return on average common equity | 13.7 % | 11.4 % | 18.3 % | 20.4 % | 33.0 % | 14.7 % | 9.5 % |

| ***Tangible Book Value per Common Share*** | December 31, | | | | | | |
|---|---|---|---|---|---|---|---|
| *(dollars in thousands except share and per share data)* | 2025 | 2024 | 2023 | 2022 | 2021 | 2020 | 2019 |
| GAAP total shareholders' equity | $ 2,115,517 | $ 1,836,683 | $ 1,638,394 | $ 1,402,961 | $ 1,366,217 | $ 1,117,086 | $ 1,052,795 |
| Reconciling Items: | | | | | | | |
| Preferred stock | — | (137,794) | (137,794) | (137,794) | (137,794) | (217,471) | (217,471) |
| Goodwill and other intangibles | (3,629) | (3,629) | (3,629) | (3,629) | (3,736) | (14,298) | (15,195) |
| Tangible common equity | $ 2,111,888 | $ 1,695,260 | $ 1,496,971 | $ 1,261,538 | $ 1,224,687 | $ 885,317 | $ 820,129 |
| Common shares outstanding | 34,191,223 | 31,346,507 | 31,440,906 | 32,373,697 | 32,913,267 | 31,705,088 | 31,336,791 |
| Tangible book value per common share | $ 61.77 | $ 54.08 | $ 47.61 | $ 38.97 | $ 37.21 | $ 27.92 | $ 26.17 |

A-3

***Tangible Common Equity to Tangible Assets***

| *(dollars in thousands)* | December 31, 2025 | 2024 | 2023 | 2022 | 2021 | 2020 | 2019 |
|---|---|---|---|---|---|---|---|
| GAAP total shareholders' equity | $ 2,115,517 | $ 1,836,683 | $ 1,638,394 | $ 1,402,961 | $ 1,366,217 | $1,117,086 | $1,052,795 |
| Reconciling Items: | | | | | | | |
| Preferred stock | — | (137,794) | (137,794) | (137,794) | (137,794) | (217,471) | (217,471) |
| Goodwill and other intangibles [(1)] | (3,629) | (3,629) | (3,629) | (3,629) | (3,736) | (14,298) | (15,195) |
| Tangible common equity | $ 2,111,888 | $ 1,695,260 | $ 1,496,971 | $ 1,261,538 | $ 1,224,687 | $ 885,317 | $ 820,129 |
| | | | | | | | |
| GAAP total assets | $24,895,868 | $22,308,241 | $21,316,265 | $20,896,112 | $19,575,028 | $18,439,248 | $11,520,717 |
| Reconciling Items: | | | | | | | |
| Goodwill and other intangibles | (3,629) | (3,629) | (3,629) | (3,629) | (3,736) | (14,298) | (15,195) |
| Tangible assets | $24,892,239 | $22,304,612 | $21,312,636 | $20,892,483 | $19,571,292 | $18,424,950 | $11,505,522 |
| | | | | | | | |
| Tangible common equity to tangible assets | 8.5 % | 7.6 % | 7.0 % | 6.0 % | 6.3 % | 4.8 % | 7.1 % |

***Core Efficiency Ratio***

| *(dollars in thousands except per share data)* | Twelve Months Ended December 31, 2025 | 2024 | Q4 2025 | Q3 2025 | Q2 2025 | Q1 2025 | Q4 2024 |
|---|---|---|---|---|---|---|---|
| GAAP net interest income | $ 750,489 | $ 654,404 | $204,428 | $201,912 | $176,703 | $167,446 | $167,821 |
| | | | | | | | |
| GAAP non-interest income | $ 67,823 | $ 60,434 | $ 32,516 | $ 30,191 | $ 29,606 | $ | $ (391) |
| (Gains) losses on investment securities | 1,256 | 27,103 | (47) | (334) | 1,797 | (160) | 26,678 |
| Derivative credit valuation adjustment | 270 | (17) | — | — | — | 270 | (407) |
| Unrealized (gain) on equity method investments | — | (11,430) | — | — | — | — | (389) |
| Unrealized (gain) loss on loans held for sale | 378 | 754 | — | — | (289) | 667 | 147 |
| Impairment loss on debt securities | 51,319 | — | — | — | — | 51,319 | — |
| Loan program termination fees | (1,000) | — | — | — | (1,000) | — | — |
| Core non-interest income | 120,046 | 76,844 | 32,469 | 29,857 | 30,114 | 27,606 | 25,638 |
| Core revenue | $ 870,535 | $ 731,248 | $236,897 | $231,769 | $206,817 | $195,052 | $193,459 |
| | | | | | | | |
| GAAP non-interest expense | $ 431,923 | $ 417,014 | $117,309 | $105,217 | $106,626 | $102,771 | $110,375 |
| Severance expense | — | (4,814) | — | — | — | — | (1,595) |
| FDIC special assessment | — | (683) | — | — | — | — | — |
| Legal settlement | — | (209) | — | — | — | — | (209) |
| Core non-interest expense | $ 431,923 | $ 411,308 | $117,309 | $105,217 | $106,626 | $102,771 | $108,571 |
| | | | | | | | |
| Core efficiency ratio | 49.62 % | 56.25 % | 49.52 % | 45.40 % | 51.56 % | 52.69 % | 56.12 % |

***Core Non-interest Expense to Average Assets***

| *(dollars in thousands except per share data)* | Twelve Months Ended December 31, 2025 | 2024 | Q4 2025 | Q3 2025 | Q2 2025 | Q1 2025 | Q4 2024 |
|---|---|---|---|---|---|---|---|
| GAAP non-interest expense | $ 431,923 | $ 417,014 | $ 117,309 | $ 105,217 | $ 106,626 | $ 102,771 | $ 110,375 |
| Severance expense | — | (4,814) | — | — | — | — | (1,595) |
| FDIC special assessment | — | (683) | — | — | — | — | — |
| Legal settlement | — | (209) | — | — | — | — | (209) |
| Core non-interest expense | $ 431,923 | $ 411,308 | $ 117,309 | $ 105,217 | $ 106,626 | $ 102,771 | $ 108,571 |
| | | | | | | | |
| Average total assets | $23,340,744 | $21,434,190 | $24,721,373 | $23,930,723 | $22,362,989 | $22,314,963 | $22,179,970 |
| | | | | | | | |
| Core non-interest expense to average assets | 1.85 % | 1.92 % | 1.88 % | 1.74 % | 1.91 % | 1.87 % | 1.95 % |

A-4